Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2018 Results

•	Q1 2018 total net revenue of $67.5 million, up 4% from prior year, and pro forma EPS of $0.26, up 13% from prior year and both in line with guidance
•	Board of Directors declares $0.17 semi-annual dividend and approves a $5.0 million increase in the Company’s share repurchase program

MIAMI, FL – May 8, 2018 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the first quarter, which ended on March 30, 2018.

Q1 2018 net revenue was $67.5 million, up 4% from prior year. Q1 2018 gross revenue was $72.7 million, up 2% from prior year. The actual Q1 2018 reimbursable expense ratio on net revenue was 7.8% versus 9.8% from the prior year. Reimbursable expenses are project travel-related expenses passed through to a client with no associated margin.

Q1 2018 pro forma diluted earnings per share were $0.26, up 13%, when compared to $0.23 for the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.23 for the first quarter of 2018, as compared to $0.24 for the same period in the prior year. Income tax expense in Q1 2018 had a $0.02 unfavorable impact in GAAP diluted earnings per share.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.17 per share for its shareholders of record on June 29, 2018, to be paid on July 11, 2018.

At the end of the first quarter of 2018, the Company’s cash balances were $23.7 million. During the first quarter the Company utilized cash to repurchase 228 thousand shares of the Company’s common stock at an average price per share of $17.42 for a total of $4.0 million. At the end of the first quarter of 2018, the Company’s remaining stock purchase program authorization was $2.2 million. Subsequent to the end of the first quarter, the Company’s Board of Directors approved a $5.0 million increase in the Company’s share repurchase program.

“We reported solid quarterly results as we started to see the initial benefits of our cloud and digital transformation focus,” stated Ted A. Fernandez, Chairman & CEO of the Hackett Group. “Additionally, we are seeing favorable reaction to our recently introduced Quantum Leap, Digital Transformation Platform and RPA offerings which digitize and leverage our unique Hackett Intellectual Property and highly differentiate our capabilities.”

Based on the current economic outlook, the Company estimates total net revenue for the second quarter of 2018 to be in the range of $69.0 million and $71.0 million or gross revenue (inclusive of reimbursable expenses) to be in the range of $74.0 million and $76.0 million. The Company estimates pro forma diluted earnings per share for the second quarter of 2018 to be in the range of $0.26 and $0.28. At the high end of guidance, pro forma diluted earnings per share for the second quarter of 2018 would increase 12%, when compared to the same period in the prior year.

Other Highlights

Best Practices Conference – More than 300 attendees joined The Hackett Group for its 2018 North American Best Practices Conference, “Unlocking Digital Value,” in Atlanta, from April 30 to May 2. Highlights of the conference included presentations by senior leadership from more than a dozen of the largest and most successful U.S. companies, each spotlighting their digital transformation efforts in finance, procurement, HR, IT, and other business services areas. Presenters included executives from: Becton, Dickinson and Company; Cargill; General Motors; Halyard Health; IBM; Mary Kay; MGM Resorts International; NCR; Pfizer; Rogers Communications Canada; Thermo Fisher Scientific; Verizon Communications; and WestRock. More than 20 executives from The Hackett Group also presented on the company’s latest research, analysis, and insights.

IT Key Issues Research – New research from The Hackett Group found that support for enterprise analytics and development of IT talent are two top priority areas for CIOs in 2018, as companies seek to unlock the value of digital business. However, companies’ efforts to deploy and derive value from digital tools are likely to be handicapped by low capability maturity in these two key areas and a lack of initiative to improve over the coming year. The research also found that IT budgets are expected to rise by 1.8% in 2018. The research is available for complimentary download here: http://go.poweredbyhackett.com/keyit1801sm.

HR Key Issues Research – New research from The Hackett Group found that despite another year of flat to decreasing budgets and headcounts, HR organizations are focused on helping their companies unlock the value of digital transformation this year. But while most HR executives recognize the future potential of digital technology to transform the enterprise as well as HR roles and operating models, less than half feel their organizations have the resources and capabilities in place to execute and support their company’s digital transformation strategy. The research also found that urgent shortfalls exist in HR’s ability to support critical goals, including developing executives who can lead in volatile environments and enabling business strategy execution. In addition, there are significant internal gaps, with limited ability to address some of the most critical development areas. On the upside, HR organizations are now targeting many of these same areas for improvement initiatives in 2018. The research is available for complimentary download here: http://go.poweredbyhackett.com/keyhr1801sm.

Finance Key Issues Research – New research from The Hackett Group found that faster adoption of digital tools is critical if finance is to deliver on its key mandates in 2018 -- to help companies drive growth while holding down cost. Finance also faces significant budget constraints of its own in 2018, which can also be addressed in part through digital transformation, the research found. Unlocking the value of digital transformation is emerging as a strategic imperative for the enterprise in 2018, and The Hackett Group’s research identified four “must dos” for finance: balance investments to improve performance; improve analytics to better support the enterprise; leverage digital strategy to improve efficiency, effectiveness, and agility; and reshape the service delivery model to improve customer service and reduce cost. The research is available for complimentary download here: http://go.poweredbyhackett.com/keyfin1801sm.

On Tuesday, May 8, 2018 senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 369-2134, [Passcode: First Quarter]. For International callers, please dial (212) 547-0413.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 8, 2018 and will run through 5:00 P.M. ET on Tuesday, May 22, 2018.  To access the rebroadcast, please dial (866) 453-1997.  For International callers, please dial (203) 369-1223.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 8, 2018 and will run through 5:00 P.M. ET on Tuesday, May 22, 2018. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 15,200 benchmarking and performance studies with major corporations and government agencies, including 97% of the Dow Jones Industrials, 89% of the Fortune 100, 87% of the DAX 30 and 59% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable

The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 30,	March 31,
	2018	2017
Revenue:
Revenue before reimbursements ("net revenue")	$67,475	$65,069
Reimbursements	5,258	6,360
Total revenue	72,733	71,429

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	41,621	40,152
Acquisition-related compensation expense	(585)	—
Non-cash stock compensation expense	1,043	1,132
Acquisition-related non-cash stock compensation expense	800	310
Reimbursable expenses	5,258	6,360
Total cost of service	48,137	47,954

Selling, general and administrative costs	14,822	14,360
Non-cash stock compensation expense	841	659
Acquisition-related costs	—	106
Amortization of intangible assets	613	386
Total selling, general, and administrative expenses	16,276	15,511

Total costs and operating expenses	64,413	63,465

Income from operations	8,320	7,964

Other expense:
Interest expense	(179)	(90)

Income from operations before income taxes	8,141	7,874
Income tax expense	774	—
Net income	$7,367	$7,874

Basic net income per common share:
Income per common share from operations	$0.25	$0.27
Weighted average common shares outstanding	29,089	28,868

Diluted net income per common share:
Income per common share from operations	$0.23	$0.24
Weighted average common and common equivalent shares outstanding	31,815	32,292

Pro forma data (1):
Income from operations before income taxes	$8,141	$7,874
Acquisition-related compensation expense	(585)	—
Non-cash stock compensation expense	1,884	1,791
Acquisition-related non-cash stock compensation expense	800	310
Acquisition-related costs	—	106
Amortization of intangible assets	613	386
Pro forma income before income taxes	10,853	10,467
Pro forma income tax expense	2,713	3,140
Pro forma net income	$8,140	$7,327

Pro forma basic net income per common share	$0.28	$0.25
Weighted average common shares outstanding	29,089	28,868

Pro forma diluted net income per common share	$0.26	$0.23
Weighted average common and common equivalent shares outstanding	31,815	32,292

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 30,	December 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$23,666	$17,512
Accounts receivable and unbilled revenue, net	51,943	55,262
Prepaid expenses and other current assets	3,456	2,511
Total current assets	79,065	75,285

Property and equipment, net	20,652	18,851
Other assets	5,641	6,021
Goodwill, net	85,691	85,074
Total assets	$191,049	$185,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,621	$8,434
Accrued expenses and other liabilities	39,802	43,014
Total current liabilities	48,423	51,448
Non-current accrued expenses and other liabilities	613	1,268
Long-term deferred tax liability, net	7,629	6,240
Long-term debt	19,000	19,000
Total liabilities	75,665	77,956

Shareholders' equity	115,384	107,275
Total liabilities and shareholders' equity	$191,049	$185,231

Page 6 of 6 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 30,	March 31,	December 29,
	2018	2017	2017
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$58,898	$54,991	$54,639
SAP Solutions (3)	8,577	10,078	9,871
Net revenue (4)	$67,475	$65,069	$64,510

Revenue Concentration:
(% of total revenue)
Top customer	3%	4%	4%
Top 5 customers	12%	18%	13%
Top 10 customers	19%	30%	20%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,016	922	1,011
Total headcount	1,257	1,142	1,243
Days sales outstanding (DSO)	65	64	72
Cash provided by operating activities (in thousands)	$17,203	$4,876	$7,559
Pro forma return on equity (5)	31%	32%	33%
Depreciation (in thousands)	$580	$639	$601
Amortization (in thousands)	$613	$386	$615

Remaining Plan authorization:
Shares purchased (in thousands)	53	59	—
Cost of shares repurchased (in thousands)	$963	$1,186	$—
Average price per share of shares purchased	$18.33	$20.13	$—
Remaining Plan authorization (in thousands)	$2,174	$3,247	$3,138

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	175	174	6
Cost of shares purchased (in thousands)	$3,004	$2,906	$89
Average price per share of shares purchased	$17.15	$16.72	$15.37

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4)	Net revenue excludes reimbursable expenses which are travel related expenses passed through to a client with no associated margin.
(5)	Twelve months of pro forma net income divided by average shareholder's equity.
(6)	Certain reclassifications have been made to conform with current reporting requirements.